UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2011

CAPITALSOURCE INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (IRS Employer Identification No.)

5404 Wisconsin Avenue, 2nd Floor
Chevy Chase, MD 20815
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (301) 841-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
Item 7.01.	Regulation FD Disclosure.

On October 27, 2011, we announced our consolidated financial results for the third quarter ended September 30, 2011.  A copy of the press release announcing those results is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On October 27, 2011, we posted a presentation to the Investor Relations section of our website at the following address: http://www.capitalsource.com/investor_relations.

The information in Items 2.02 and 7.01 of this Current Report and the exhibits attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Items 2.02 and 7.01of this Current Report and the exhibits attached hereto shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers – Separation Agreements

Museles Separation Agreement and Consulting Agreement

Steven A. Museles, currently the Co-Chief Executive Officer of CapitalSource Inc. (the “Company”) and a member of the Board of Directors of the Company (the “Company Board”), entered into a Separation Agreement with the Company on October 26, 2011 (the “Museles Separation Agreement”), pursuant to which Mr. Museles will resign as Co-Chief Executive Officer of the Company effective December 31, 2011.  Thereafter, Mr. Museles will provide consulting services to us pursuant to a Consulting Agreement between Mr. Museles and the Company dated October 26, 2011 (the “Museles Consulting Agreement”).

Under the Museles Separation Agreement, the Company will pay to Mr. Museles (1) his base salary through December 31, 2011, as well as any amounts or benefits owing to Mr. Museles under our current benefit plans, and any amounts owing to Mr. Museles for reimbursement of expenses properly incurred by Mr. Museles prior to December 31, 2011 and reimbursable under the terms of Mr. Museles’ employment agreement with the Company; (2) a cash lump sum in an amount equal to $1,300,000, subject to timely execution and delivery of a release; and (3) a discretionary cash bonus of up to $650,000 payable in a lump sum at the same time as bonuses for other executive officers are paid, solely based on the achievement of performance goals previously established and subject to timely execution and delivery of a supplemental release.  All unvested equity awards held by Mr. Museles on December 31, 2011 will become vested as of the effective date of the release executed by Mr. Museles and all of his options that are exercisable as of such date will remain exercisable for two years after termination of employment but no longer than their original terms.  Mr. Museles and his covered dependents are also entitled to continued participation, on the same terms and conditions as applicable immediately prior to the separation date, for 24 months following the separation date, or until such earlier time that Mr. Museles becomes eligible for comparable benefits elsewhere, in such medical, dental, hospitalization and life insurance coverages in which Mr. Museles and his eligible dependents were participating immediately prior to his separation date (or, if we cannot provide coverage after 18 months, we will make payments to Mr. Museles on an after-tax basis equal to the COBRA premiums for any period after 18 months).  We will also assign and transfer to Mr. Museles his current mobile telephone number following the separation date.

We have waived the requirement in his employment agreement that Mr. Museles resign from the Company’s Board upon his termination of employment as co-Chief Executive Officer.  Accordingly, Mr. Museles will continue to serve as a director on the Company Board until the Company’s next annual meeting of shareholders, at which time his resignation from the Company Board will be effective.  Mr. Museles has waived all compensation for serving as a non-employee member of the Company Board during his current term.  He will continue to be entitled to the reimbursement of expenses incurred in such service as a non-employee director.  Mr. Museles will continue to have his company-provided personal communication device and will continue to have access to his existing Company e-mail address and office in our Chevy Chase, Maryland offices while serving as a director of the Company.

Under the Museles Consulting Agreement, Mr. Museles will be paid $27,083 per month to assist the Company in such matters as reasonably requested by the Company.   The consulting fees will be paid monthly in arrears following Mr. Museles’ performance of his obligations under the Museles Consulting Agreement, including the requirement to be available to provide services for 30 hours per week.  We will also reimburse Mr. Museles for all reasonable, ordinary and necessary travel and lodging expenses incurred by Mr. Museles in connection with his performance of the services under the Museles Consulting Agreement.  In addition, we will provide certain benefits to Mr. Museles for use in connection with his consulting services, including office space and appropriate support services. The Museles Consulting Agreement ends on December 31, 2012, but may be terminated earlier by the Company or Mr. Museles upon 30 days prior written notice.

Cole Separation Agreement

Donald F. Cole, currently the Company’s Chief Financial Officer, entered into a Separation Agreement with the Company on October 26, 2011 (the “Cole Separation Agreement”), pursuant to which Mr. Cole will resign as Chief Financial Officer of the Company effective December 31, 2011.   Under the Cole Separation Agreement, the Company will pay to Mr. Cole (1) his base salary through December 31, 2011, as well as any amounts or benefits owing to Mr. Cole under our current benefit plans, and any amounts owing to Mr. Cole for reimbursement of expenses properly incurred by Mr. Cole prior to December 31, 2011 and reimbursable under the terms of Mr. Cole’s employment agreement with the Company; and (2) a cash lump sum in an amount equal to $675,000 and a bonus in the amount of $337,500, in each case subject to timely execution and delivery of a release.  All unvested equity awards held by Mr. Cole on December 31, 2011 will become vested as of the effective date of the release executed by Mr. Cole, except that only 75% of those equity awards granted pursuant to Section 5(c) of his employment agreement with the Company and any shares of restricted stock credited as dividends thereto will become vested to the extent not already vested, with the remainder to be surrendered and forfeited as of December 31, 2011.  All of Mr. Cole’s options that are exercisable as of such date will remain exercisable for two years after termination of employment but no longer than their original terms.  Mr. Cole and his covered dependents are also entitled to continued participation, on the same terms and conditions as applicable immediately prior to the separation date, for 24 months following the separation date, or until such earlier time that Mr. Cole becomes eligible for comparable benefits elsewhere,  in such medical, dental, hospitalization and life insurance coverages in which Mr. Cole and his eligible dependents were participating immediately prior to his separation date (or, if we cannot provide coverage after 18 months, we will make payments to Mr. Cole on an after-tax basis equal to the COBRA premiums for any period after 18 months).  We will also assign and transfer to Mr. Cole his current mobile telephone number following the separation date.

Compensatory Arrangements of Certain Officers

On October 25, 2011, we approved an increase in the base salary of Douglas Hayes Lowrey, the Chief Executive Officer and President of CapitalSource Bank (the “Bank”), from $500,000 to $650,000, effective as of November 1, 2011.

Appointment of Officers; Executive Employment Agreements

On October 26, 2011, the Company appointed John A. Bogler, 45, to succeed Mr. Cole as the Company’s Chief Financial Officer effective January 1, 2012.  Mr. Bogler is currently the Chief Financial Officer of the Bank and will continue in that role as well.  He has served as Chief Financial Officer of the Bank since its formation on July 25, 2008 and will continue to serve in such role. Prior to his appointment, Mr. Bogler served as Chief Financial Officer of Affinity Financial Corporation from January 2008 until July 2008. Mr. Bogler served as a financial consultant specializing in bank acquisition and de novo activities from February 2005 until January 2008. Mr. Bogler received his undergraduate degree from Missouri State University in 1988, became a certified public accountant in the State of Missouri in 1991 and became a chartered financial analyst in 1998.

On October 26, 2011, the Company appointed Laird M. Boulden, 54, to serve as the Company’s President effective as of October 26, 2011, and as the Chief Lending Officer of the Bank effective as of January 1, 2012.  Prior to his appointment, Mr. Boulden served as the President of the Company’s Corporate Finance Group from May 2011 to October 2011 and President of the Company’s Corporate Asset Finance Group from February 2010 to May 2011.  Before joining the Company, Mr. Boulden was co-founder of Tygris Commercial Finance where he served as President of Tygris Asset Finance from March 2008 to December 2010 and was the founder and President of RBS Asset Finance (f/k/a RBS Lombard) from October 2001 until March 2008.  Mr. Boulden received his undergraduate degree from the University of South Florida in 1979.

On October 26, 2011, the Company and the Bank entered into the following agreements with each of Mr. Bogler and Mr. Boulden (each, an “Executive”):

•
an employment agreement (the “Bogler Employment Agreement”) with Mr. Bogler pursuant to which Mr. Bogler will continue to serve as the Bank’s Chief Financial Officer and, effective as of January 1, 2012, will also serve as the Company’s Chief Financial Officer; and

•
an employment agreement (the “Boulden Employment Agreement” and collectively with the Bogler Employment Agreement, the “Executive Employment Agreements”) with Mr. Boulden, pursuant to which, effective as of October 26, 2011, Mr. Boulden serves as the President of the Company and, effective as of January 1, 2012, will serve as the Chief Lending Officer of the Bank.

Each Executive Employment Agreement has a term expiring on October 31, 2014.  The term of the employment agreement will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if the remaining term is less than 24 months at that time.  “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company or the Bank; (2) within any 24-month period, the majority of the Board of Directors of the Bank (the “Bank Board”) or the Company Board consists of individuals other than incumbent directors; (3) the Bank or the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Bank or the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Bank or the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of, as applicable, the Bank or the Company or the Bank’s or the Company’s ultimate parent company if the Bank or the Company is a subsidiary of another corporation.

Commencing October 26, 2011, Mr. Bogler will be paid a cash base salary of $450,000 per year and Mr. Boulden will be paid a cash base salary of $400,000, in each case subject to review and increase, but not decrease, and will be eligible to receive an annual cash bonus, as may be determined by the Bank Board and/or Company Board, as applicable, in its discretion, subject to factors determined by the applicable board, or the compensation committee(s) thereof, as applicable, except that, for each year after a change in control, Mr. Bogler and Mr. Boulden each must be paid an annual cash bonus of an amount not less than the average of the last two annual bonuses paid to the Executive.  The target bonuses for each of Mr. Bogler and Mr. Boulden for 2011 will be 100% of their respective base salaries.

Any compensation paid to an Executive is subject to mandatory repayment by such Executive if the Executive is or becomes subject to any “clawback” or recoupment policy that is adopted to comply with applicable law, rule, regulation or other requirement or if the Executive is or becomes subject to any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule, requirement or regulation.

On October 26, 2011, the Company entered into a restricted stock agreement with Mr. Bogler pursuant to which the Company granted to Mr. Bogler 70,000 shares of restricted stock.  Mr. Bogler’s shares of restricted stock will vest in three equal annual amounts on each of October 26, 2012, October 26, 2013 and October 26, 2014.  Except upon the circumstances described below, Mr. Bogler will forfeit any unvested shares of restricted stock upon his termination of employment.

In addition to the base salary and bonus amounts described above, each Executive will be entitled to additional benefits, including four weeks annual vacation, except that no more than two weeks of paid time off may be scheduled consecutively.  Each Executive is also entitled to reimbursement of reasonable business expenses and eligibility for all of our employee and executive benefit plans generally available to our employees or executives, on a basis (1) prior to a change in control, that is comparable in all material respects to the benefits provided to any other member of our management executive committee, and (2) following a change in control, that is at least as favorable in all material respects to the benefits provided to our other most senior executives.

Each of the Executive Employment Agreements contains non-compete and non-solicitation provisions applicable until 12 months after the earlier of the expiration of the term of the applicable Executive Employment Agreement and the Executive’s date of termination.  These provisions prohibit each Executive from: (1) soliciting or hiring any person employed by us or who was employed by us within 180 days prior to such solicitation or hiring (unless that person was discharged without cause); (2) soliciting any of our clients or customers or any person who was our client or customer within 180 days prior to such solicitation; (3) providing services to any entity if (i) during the preceding 12 months more than 10% of the revenues of such entity and its affiliates was derived from any business from which we derived more than 10% of our consolidated revenues during such period (a “Material Business”) or (ii) the services to be provided by the Executive are competitive with a Material Business and substantially similar to those previously provided by the Executive to us, except that the Executive may provide services to such a business following a change in control; or (4) owning an interest in any entity described in subsection (3)(i) immediately above. Each Executive will also be restricted from serving as a director for a publicly-traded company without the approval of the Company Board or Bank Board, which may not be unreasonably withheld.

Each of the Executive Employment Agreements also contains non-disclosure provisions requiring the Executive to not use, disclose, or transfer any of our confidential information either during or after employment and non-disparagement provisions requiring us and the Executive to not engage in derogatory or disparaging communications regarding the Executive or any of our entities.  If the Executive is required by legal process to disclose any such confidential information, he is required to immediately inform us.

If an Executive’s employment is terminated because of his death, we will pay the Executive a cash lump sum payment equal to one year’s base salary, minus any payments to the Executive’s estate payable on account of any life insurance policy provided by us for the benefit of the Executive, as well as (1) any compensation deferred by the Executive prior the termination date and not previously paid to the Executive, (2) any amounts or benefits owing to the Executive or his beneficiaries under the then-applicable employer benefit plans, programs or arrangements, and (3) any amounts owing to the Executive for reimbursement of expenses (collectively, the “Accrued Benefits”).  If the Executive’s employment terminates because of his disability, we will pay the Executive’s base salary through the termination date and all Accrued Benefits to which he is entitled as of the termination date.  Under each of the Executive Employment Agreements, upon the death or disability of Mr. Bogler or Mr. Boulden, as applicable, all of such Executive’s outstanding equity awards will immediately vest and all of his options will remain exercisable for the length of the original terms, but in no event beyond the term of the options.

If an Executive’s employment is terminated due to non-renewal of the Executive Employment Agreement, the Executive will not be entitled to any severance payments.

If an Executive’s employment is terminated by us with “cause” or by the Executive without “good reason,” then we will pay to the Executive the Executive’s base salary through the termination date and all Accrued Benefits to which he is entitled as of the termination date.  All unvested or unexercisable portions of equity and equity-related awards made to the Executive will terminate.

If an Executive’s employment is terminated by us without “cause” or by the Executive for “good reason,” we will pay to the Executive (1) the Executive’s base salary through the termination date, (2) all Accrued Benefits to which he is entitled as of the termination date, (3) a lump sum cash payment in an amount equal to one and one-half times such Executive’s base salary as of the termination date, and (4) a pro-rata bonus for the year of the termination date, and, if based on objective performance or other criteria, based on actual achievement of such criteria. The Executive and his covered dependents will also be entitled to continued participation, on the same terms and conditions as immediately prior to the termination, for 18 months or such earlier time as the Executive becomes eligible for comparable benefits elsewhere, in medical, dental, hospitalization and life insurance coverages in which the Executive and his eligible dependents were participating immediately prior to his date of termination.  All unvested and unexercisable equity outstanding as of the termination date shall be vested, and all options will remain exercisable until the earlier of their original expiration dates and two years following the date of termination, but in no event beyond the term of the options.  If Mr. Bogler or Mr. Boulden is terminated by us without “cause” or by the Executive with “good reason” within 24 months after a change of control, or within the period commencing three months prior to the execution of a binding agreement for a transaction or the making of a tender or exchange offer that would, if consummated, result in a change in control and ending on the date of the change in control or, if earlier, the date when the transaction is abandoned (any such period, the “Change in Control Period”), then we will pay, in lieu of the payment in (3) above, to the Executive a lump sum cash payment equal to two times the Executive’s base salary as of the termination date plus two times the average bonuses earned for the two years prior to the year of the termination date. If such a termination occurs within the Change in Control period, all options will remain exercisable until the earlier of their original expiration dates or five years following the date of termination, but in no event beyond the term of the options.

Upon notice by an Executive of any “good reason” event or breach, the Executive may terminate his employment during the 30-day “good reason” cure period and if the Executive does not terminate his employment during the cure period, then we may terminate the Executive’s employment.  During the cure period, termination of employment by either us or the Executive will not automatically be considered termination of employment by the Executive with or without “good reason” or a termination of employment by us with or without “cause.” The termination will not be treated as a “good reason” termination by the applicable Executive unless it is determined that “good reason” exists and we have failed to cure before the expiration of the cure period.  If the Executive’s employment has been terminated by us or the Executive and (i) no “good reason” event has occurred, then the Executive will be deemed to have terminated employment without “good reason,” or (ii) there is a “good reason” event, we have cured it before the cure period expires, and the Executive fails to immediately return to work, then the Executive will be deemed to have terminated employment without “good reason.”

We and each of the Executives have agreed to amend the applicable Executive Employment Agreement to the minimum extent necessary to avoid any excise tax imposed by Section 409A of the Code. If the Executive is a “disqualified individual,” as defined in Section 280G of the Code, then any right to receive a payment or benefit under the applicable Executive Employment Agreement will not be exercisable or vested, to the extent that (1) the right to payment, vesting or exercise would cause any payment or benefit to the Executive to be considered a “parachute payment” under Section 280G of the Code, and (2) as a result of receiving such parachute payment, the aggregate after-tax amounts received by the Executive from us would be less than the maximum after-tax amount that could be received by him without causing any such payment or benefit to be considered a parachute payment.

As used in each of the Executive Employment Agreements, “good reason” means: (1) a reduction in the Executive’s base salary (except, before a change in control, any reduction required by law, rule or other regulatory authority), or after a change in control, the annual bonus payable to the Executive; (2) the requirement that the Executive report to a person other than:  (a) with regards to Mr. Bogler, the Chief Executive Officer of the Company or the Chief Executive Officer of the Bank (or any other equally or more senior officer of the Company or the Bank) or to the Company Board or Bank Board, as applicable for his positions, or (b) with regards to Mr. Boulden, the Chief Executive Officer of the Company, the Chief Executive Officer or President of the Bank (or any other equally or more senior officer of the Company or the Bank) or to the Company Board or Bank Board, as applicable for his positions; (3) a material diminution in the Executive’s title, authority, responsibilities or duties (not including, by itself, removal of authority or responsibility for any single aspect of his position, and not including, with regards to Mr. Boulden in the period of his employment following October 26, 2012, prior to a change in control, any change to, or removal of, his title, authority, responsibilities or duties in connection with his position as President of the Company in connection with, relating to, resulting from or due to our application for a commercial bank charter); (4) the assignment of duties inconsistent with the Executive’s position or status with us as of October 26, 2011 (not including, with regards to Mr. Boulden in the period of his employment following October 26, 2012, prior to a change in control, any changes in his duties as President of the Company in connection with, relating to, resulting from or due to our application for a commercial bank charter); (5) a relocation of the Executive’s primary place of employment to a location more than 25 miles further from the Executive’s primary residence than the current location of certain of our offices (each Executive has acknowledged that he will be required to travel frequently, though the amount of travel after a change in control cannot exceed the amount before a change in control); (6) any other material breach by us of the terms of the applicable Executive Employment Agreement that is not cured within 10 days after notice; (7) any purported termination of the Executive’s employment by us that is not effected in accordance with the applicable Executive Employment Agreement; or (8) our failure to obtain the assumption in writing of our obligations under the applicable Executive Employment Agreement by any successor to all or substantially all of the assets of the Bank, the Company or our applicable affiliates within 15 days after a merger, consolidation, sale or similar transaction.

As used in each of the Executive Employment Agreements, “cause” means: (1) the Executive’s conviction of, or plea of nolo contendere to, a felony (other than in connection with a traffic violation) under any state or federal law; (2) the Executive’s willful and continued failure to substantially perform his essential job functions under the applicable Executive Employment Agreement after receipt of written notice from us that specifically identifies the manner in which the Executive has substantially failed to perform his essential job functions and specifying the manner in which the Executive may substantially perform his essential job functions in the future; (3) a material act of fraud or willful and material misconduct with respect to us, in each case, by the Executive; (4) termination by us of the Executive’s employment arising out of or in connection with any direct or indirect order, request, mandate or other instruction of the Federal Deposit Insurance Corporation, the California Department of Financial Institutions, or any other state or federal regulatory body with oversight or authority over banking or the Bank or any of its affiliates (a “Regulator”), or a finding by any such Regulator that the Executive’s performance threatens the safety or soundness of the Bank, or its affiliates; (5) the Executive’s failure to furnish all information or take any other steps necessary to enable us to maintain fidelity bond coverage (in an amount and with a surety company selected by us in our sole discretion) of the Executive during the term of his employment; or (6) a willful and material breach of the clauses in the Executive Employment Agreement governing the Executive’s non-competition and non-solicitation obligations.

Resignations

On October 25, 2011, Frederick W. Eubank, a member of the Company Board, and a member of the Compensation Committee and Asset, Liability and Credit Policy Committee of the Company Board, notified the Company that he is resigning from the Company Board effective after completion of the Company Board meeting held on October 26, 2011.

As discussed above, on October 26, 2011, Mr. Museles provided notice that he will continue to serve as a member of the Company Board until the next annual meeting of the Company’s shareholders, at which time his resignation from the Company Board will be effective.

On October 26, 2011, Bryan D. Smith, the Company’s Senior Vice President and Chief Accounting Officer, notified the Company that he will resign as Chief Accounting Officer effective five business days following the filing of our fiscal year 2011 10-K and from all other positions with the Company and its affiliates effective as of June 30, 2012.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Our Executive Chairman, John K. Delaney, has founded Alliance Partners, an asset management and services firm which manages BancAlliance, a bank-controlled cooperative which helps member banks diversify loan portfolios, access a broader range of asset opportunities and manage their commercial real estate concentrations.  The Company Board believes that it is in the best interest of the Company and our shareholders for Mr. Delaney to continue to serve as our Executive Chairman, and has determined that Mr. Delaney’s current activities as an officer and director of Alliance Partners and BancAlliance currently are not in competition with the Company or in conflict with his responsibilities to the Company. The Company Board has approved Mr. Delaney’s serving as an officer and director of Alliance Partners and BancAlliance and, on October 26, 2011, granted a Code of Conduct waiver to Mr. Delaney with respect to any of his current activities in connection with Alliance Partners, BancAlliance or their affiliates that are, or could be deemed to be, or result in an appearance of conflict with any provision of, or under, our Code of Conduct.

Item 8.01.	Other Events.

On October 27, 2011, we announced that the Company Board authorized a $200 million increase to our existing stock repurchase plan.  Any share repurchases made pursuant to our stock repurchase plan, including pursuant to such increased authorization, will be made through open market purchases or privately negotiated transactions from time to time until December 2012 – two years from initiation of the program in December 2010. The amount and exact timing of any repurchases will depend upon market conditions and other factors. There are no assurances that we will repurchase any shares during the period, and we may suspend or discontinue the stock repurchase plan at any time.

Item 9.01.	Financial Statements and Exhibits.

          (d) Exhibits

See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 27, 2011	/s/ Joseph Turitz Joseph Turitz
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

99.1	Press Release issued by CapitalSource Inc. on October 27, 2011.